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EXHIBIT 99.1


PRESS RELEASE

For Immediate Release


                         FEMONE ANNOUNCES THIRD QUARTER
             2004 EARNINGS RESULTS. SALES UP 75% OVER 2003 QUARTER.


Carlsbad, CA, November 16, 2004 - FemOne, Inc., a publicly held Nevada corporation (OTCBB: FEMO) reported results of its operations for the third quarter of 2004, ended September 30, 2004.

FemOne reported total sales of $475,357 for the three months ended September 30, 2004, an increase of approximately 75% from total sales of $270,914 in the third quarter of 2003. Total sales for the nine months ended September 30, 2004 compared to the nine months ended September 30, 2003, increased by approximately 20% to $957,389 from $800,407.

In the three months ended September 30, 2004, gross profits increased by 103% to $364,334 from $179,596 in the 2003 period. Gross profits for the nine months ended September 30, 2004 increased by 29% from $714,139 to $552,065.

Commenting on the quarterly revenues, Ray W. Grimm, Jr, Chief Executive Officer states, "We are pleased to announce our best fiscal quarter for sales in the history of our company. Our sales of this quarter show an increase over the June 30, 2004 quarter of 81% from $262,540, as previously reported. This momentum in sales reflects the efforts of our expanded distributor force."

The Company's net loss attributable to common stockholders for the three months ended September 30, 2004 was $600,658, or ($0.02) per share, compared to a net loss of $400,083, or ($0.03) per share, for the 2003 period. The decrease in net loss per share of 34% over the same period in 2003 is attributable to the increase in net sales during the 2004 period. The Company's net loss attributable to common stockholders for the nine months ended September 30, 2004 was $1,699,839 or ($0.06) per share, compared to a net loss of $1,009,171, or ($0.10) per share, for the same period in 2003. The increase in net loss in 2004 periods reflects the increase in expenses associated with our operations and efforts to grow the business.

Operating expenses for the three and nine months ended September 30, 2004 amounted to $800,198 and $2,219,593, respectively, compared to $568,714 and $1,489,019, respectively, during the same periods in 2003. The increases in operating expenses is primarily attributable to increased costs associated with being a publicly reporting corporation, which costs were not applicable to the Company during the same periods in 2003.

The information contained in this press release should be read in connection with the Company's Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004, and its Annual Report on Form 10-KSB for the year ended December 31, 2003, as these reports contain certain of the information contained in this press release as well as other information necessary for an understanding of the Company.

ABOUT FEMONE, INC.
FemOne, Inc. (OTCBB: FEMO) is based in Carlsbad, California as a direct-selling company with distribution in the United States and Canada. More information about FemOne and its products can be found on the company's web site at WWW.FEMONE.COM , or by e-mail at FEMOIR@FEMONE.COM or by calling FemOne Inc. at
(760) 448-2498.

ANY STATEMENTS MADE IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS CONTAIN CERTAIN FORWARD-LOOKING STATEMENTS, AS SUCH TERM IS DEFINED IN THE PRIVATE LITIGATION REFORM ACT OF 1995, CONCERNING POTENTIAL DEVELOPMENTS AFFECTING THE BUSINESS, PROSPECTS, FINANCIAL CONDITION AND OTHER ASPECTS OF THE COMPANY TO WHICH THIS RELEASE PERTAINS. THE ACTUAL RESULTS OF THE SPECIFIC ITEMS DESCRIBED IN THIS RELEASE, AND THE COMPANY'S OPERATIONS GENERALLY, MAY DIFFER MATERIALLY FROM WHAT IS PROJECTED IN SUCH FORWARD-LOOKING STATEMENTS. ALTHOUGH SUCH STATEMENTS ARE BASED UPON THE BEST JUDGMENTS OF MANAGEMENT OF THE COMPANY AS OF

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THE DATE OF THIS RELEASE, SIGNIFICANT DEVIATIONS IN MAGNITUDE, TIMING AND OTHER
FACTORS MAY RESULT FROM BUSINESS RISKS AND UNCERTAINTIES INCLUDING, WITHOUT LIMITATION, THE COMPANY'S DEPENDENCE ON THIRD PARTIES, GENERAL MARKET AND ECONOMIC CONDITIONS, TECHNICAL FACTORS, THE AVAILABILITY OF OUTSIDE CAPITAL, RECEIPT OF REVENUES AND OTHER FACTORS, MANY OF WHICH ARE BEYOND THE CONTROL OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE INFORMATION CONTAINED IN ANY FORWARD-LOOKING STATEMENT.

THESE FORWARD LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENT EXPRESSED OR IMPLIED BY SUCH FORWARD LOOKING STATEMENTS. IN SOME CASES, YOU CAN IDENTIFY FORWARD LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "COULD," "INTEND," "EXPECTS," "PLAN," "ANTICIPATES," "BELIEVES," "ESTIMATES," "PREDICTS," "POTENTIAL," OR "CONTINUE" OR THE NEGATIVE OF SUCH TERMS OR OTHER COMPARABLE TERMINOLOGY. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE, OR ACHIEVEMENTS. MOREOVER, NEITHER WE NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY AND COMPLETENESS OF SUCH STATEMENTS.
 - Tables Follow -

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                                                 FemOne, Inc.
                                         Summary Financial Information


                                             For the Three Months Ended           For the Nine Months Ended
Statement of Operations Data:                       September 30,                       September 30,
                                               2004              2003              2004               2003
                                           -------------     -------------     -------------     -------------
REVENUES
     Sales                                 $    475,357      $    270,914      $    957,389      $    800,407
     Cost of Sales                              111,023            91,318           243,250           248,342
                                           -------------     -------------     -------------     -------------
Gross Profit                                    364,334           179,596           714,139           552,065
                                           -------------     -------------     -------------     -------------

EXPENSES
     Order fulfillment costs                    350,276           135,820           664,090           402,161
     Sales and marketing                        169,780           256,541           545,050           572,940
     General and administrative                 280,142           176,353         1,010,453           513,918
                                           -------------     -------------     -------------     -------------
                                               (800,198)         (568,714)       (2,219,593)       (1,489,019)
LOSS FROM OPERATIONS
                                           -------------     -------------     -------------     -------------
OTHER INCOME (EXPENSES), net                   (165,794)          (10,965)         (194,385)          (72,217)
                                           -------------     -------------     -------------     -------------
LOSS BEFORE PROVISION FOR INCOME TAX           (600,658)         (400,083)       (1,699,839)       (1,009,171)
PROVISION FOR INCOME TAX                             --                --                --                --
NET LOSS                                   $   (600,658)     $   (400,083)     $ (1,699,839)     $ (1,009,171)
                                           =============     =============     =============     =============

NET LOSS PER COMMON
   SHARE - Basic and Diluted               $      (0.02)     $      (0.03)     $      (0.06)     $      (0.10)
                                           =============     =============     =============     =============

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING - Basic and Diluted       26,559,009        11,692,565        26,374,009        10,489,690
                                           =============     =============     =============     =============

Balance Sheet Data:                           September 30,        December 31,
                                                  2004                2003
                                            ----------------    ----------------
Inventory                                   $       544,342     $       406,138
Intangible assets, net                      $       259,989     $       215,368
Net working capital (deficit)               $       629,114     $      (244,730)
Total assets                                $     1,571,800     $       705,372
Accounts payable and accrued liabilities    $       415,670     $       312,975
Deferred Compensation                       $       146,526     $       279,584
Convertible notes payable, net              $       629,732     $            --
Notes payable - related parties             $       775,806     $       441,419
Total liabilities                           $     1,967,734     $     1,033,978
Total stockholders equity                   $      (395,934)    $      (328,606)


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